UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2014

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100 Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

(a)              Annual Meeting Date.

On May 21, 2014, at 10:00 a.m., California time, Reliance Steel & Aluminum Co. (the “Company”) held its 2014 Annual Meeting of Shareholders at The L.A. Hotel Downtown, 333 S. Figueroa Street, Los Angeles, CA 90071.

(b)              Election of Directors and Other Matters Voted Upon.

At the Annual Meeting, the three proposals described below were submitted to a vote and approved by the Company’s shareholders of record as of March 28, 2014.

Proposal 1 – Election of Directors

The Company’s shareholders elected the nine directors nominated by the Board of Directors, each to serve on the Board of Directors for a one-year term, until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.  Final voting results for the elected directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sarah J. Anderson	64,841,109	427,030	5,931,365
John G. Figueroa	65,104,843	163,296	5,931,365
Thomas W. Gimbel	64,934,602	333,537	5,931,365
David H. Hannah	64,358,170	909,969	5,931,365
Douglas M. Hayes	64,967,406	300,733	5,931,365
Mark V. Kaminski	65,109,118	159,021	5,931,365
Gregg J. Mollins	65,070,448	197,691	5,931,365
Andrew G. Sharkey, III	65,055,299	212,840	5,931,365
Leslie A. Waite	63,205,216	2,062,923	5,931,365

Proposal 2 – Advisory Vote on the Approval of the Compensation of Our Named Executive Officers

The Company’s shareholders, on a non-binding basis, approved the compensation of our named executive officers.  Final voting results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

64,787,036	398,607	82,496	5,931,365

Proposal 3 – Ratification of Company’s Independent Registered Public Accounting Firm for 2014

The Audit Committee selected, and the Board of Directors ratified, KPMG LLP to serve as the independent registered public accounting firm for the Company for 2014. The Company’s shareholders ratified the selection of KPMG LLP.  Final voting results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

71,128,756	41,499	29,249	0

No other matters were brought before the Annual Meeting for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: May 22, 2014	By:	/s/ William A. Smith II
William A. Smith II
Vice President, General Counsel and Corporate Secretary